Exhibit 32

Certifications Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code

We, the undersigned Trevor Fetter and Daniel J. Cancelmi, being, respectively, the Chief Executive Officer and Chairman of the Board of Directors and the Chief Financial Officer of Tenet Healthcare Corporation (the “Registrant”), do each hereby certify that (i) the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 (the “Form 10-Q”), to be filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Registrant and its subsidiaries.

Date: November 2, 2015	/s/ TREVOR FETTER
Trevor Fetter
Chief Executive Officer and Chairman of the Board of Directors

Date: November 2, 2015	/s/ DANIEL J. CANCELMI
Daniel J. Cancelmi
Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. §1350; it is not being filed for purposes of Section 18 of the Securities Exchange Act, and is not to be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing.